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                            Gibson, Dunn & Crutcher
                            333 South Grand Avenue
                      Los Angeles, California 90071-3197


                               December 21, 1995

                                                                 C 91007-03894


The Times Mirror Company
Times Mirror Square
Los Angeles, California  90053

    Re:     Registration Statement on Form S-8

Ladies and Gentlemen:

                 We have acted as counsel to The Times Mirror Company, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended, of 21,000,000 shares of Series A Common Stock, $1.00 par value per share, of the Company (the "Shares"), which have been reserved for issuance from time to time pursuant to awards to be granted by the Company from time to time under the Company's 1996 Management Incentive Plan (the "MIP"), the Company's Non-Employee Directors Stock Plan (the "Directors Plan"), the Company's 1996 Employee Stock Option Plan and the Company's 1996 Employee Stock Purchase Plan (collectively, the "Plans").

                 We have examined, among other things, the Company's Restated Certificate of Incorporation and Bylaws, the Plans, and records of corporate proceedings and other actions taken and proposed to be taken by the Company in connection with the adoption of the Plans by the Company, including without limitation, the Company's proposal to submit the MIP and the Directors Plan to the Company's stockholders for approval, and in connection with the authorization, issuance and sale of the Shares. We have assumed for purposes of this opinion that the MIP and the Directors Plan will be duly submitted and validly approved by the requisite vote of the Company's stockholders prior to the issuance of any of the shares under the MIP and the Directors Plan. Based on the foregoing and in reliance thereon, it is our opinion that the




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Shares, when issued pursuant to awards granted and settled or exercised in accordance with the provisions of the Plans, will be legally issued, fully paid and non-assessable.

                 We hereby consent to the use of this opinion as an exhibit to the Registration Statement.


                                                   Very truly yours,



                                                   GIBSON, DUNN & CRUTCHER

PZ/ROM